EXHIBIT 1.1

BEAR STEARNS ASSET BACKED SECURITIES I LLC
Bear Stearns Asset Backed Securities I Trust 2006-AC3
Asset-Backed Certificates, Series 2006-AC3

TERMS AGREEMENT

Dated: as of April 27, 2006

To: BEAR STEARNS ASSET BACKED SECURITIES I LLC

Re: Underwriting Agreement dated April 13, 2006

Underwriter: Bear, Stearns & Co. Inc.

Series Designation: Series 2006-AC3

Class Designation Schedule of the Certificates: Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

Terms of the Certificates:

Class	Original Certificate Principal Balance	Pass-Through
I-A-1	$231,684,000	Variable
I-A-2	$231,684,000(1)	Variable
II-A-1	$176,710,000	Variable
II-A-2	$176,710,000(1)	Variable
M-1	$31,271,000	Variable
M-2	$21,115,000	Variable
M-3	$18,174,000	Variable
B-1	$15,769,000	Variable
B-2	$13,364,000	Variable
B-3	$10,691,000	Variable
(1) Notional Amount

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement, dated as of April 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, Wells Fargo Bank, National Association, as master servicer and securities administrator, EMC Mortgage Corporation, as sponsor and company and U.S. Bank National Association, as trustee.

Form of Certificates Being Purchased by the Underwriter: Book-entry form.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning in May 2006.

Certificate Rating for the Certificates Being Purchased by the Underwriter:

Class	Ratings
	Moody’s	S&P
I-A-1	Aaa	AAA
I-A-2	Aaa	AAA
II-A-1	Aaa	AAA
II-A-2	Aaa	AAA
M-1	Aa2	AA
M-2	A2	A
M-3	A3	A-
B-1	Baa1	BBB+
B-2	Baa2	BBB
B-3	Baa3	BBB-

Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $            *              (plus $              *           in accrued interest).

Credit Enhancement: Excess spread and overcollateralization, subordination, a Class I-A-1 interest rate corridor contract and a Class I-A-2 interest rate corridor contract, as described in the related Prospectus Supplement.

Closing Date: April 28, 2006.

[Signature Page Follows]

* Contact Bear, Stearns & Co. Inc. for pricing information

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.

BEAR, STEARNS & CO. INC.

By:	/s/ Matthew Perkins
Name:	Matthew Perkins
Title:	Senior Managing Director

Accepted: BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:	/s/ Joseph T. Jurkowski, Jr.
Name:	Joseph T. Jurkowski, Jr.
Title:	Vice President

Annex A

Mortgage Loan Schedule

[Available Upon Request]